Exhibit 10.21

                                PROMISSORY NOTE



$1,360,000.00                                               November 27, 1996


          FOR VALUE RECEIVED, the undersigned, Alliance Farms Cooperative Association, a Colorado corporation ("Borrower"), hereby promises to pay to the order of Farmland Industries, Inc. a Kansas cooperative corporation ("Lender"), the principal sum of On Million Three Hundred Sixty Thousand and No/100 DOLLARS ($1,360,000.00), or such lesser amount as may constitute the unpaid principal amount of the Loan made pursuant to the Loan Agreement of even date herewith between Borrower and Lender.

          Interest will be charged and compounded annually on the outstanding principal balance of this Note or so much thereof as shall be advanced, at the per annum rate equal to the sum of (a) one and one-quarter percent (1.25% or 125 basis points), plus (b) the National Variable Rate (collectively, the "Applicable Rate") with the understanding that the National Variable Rate shall be the rate most recently announced by CoBank, ACB (the "Bank") as its "National Variable Rate." The National Variable Rate is one of the Bank's base rates and serves as a basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as the Bank may designate. The Applicable Rate shall be adjusted annually based on the National Variable Rate in effect on the anniversary date of this Note. Interest shall be computed on the basis of a 360-day year.

          It is acknowledged that the Applicable Rate effective on the date of the execution of this Note is nine and one-half percent (9.5%) per annum, and this Note will initially bear interest at the rate of nine and one-half percent (9.5%) per annum.

          Principal and interest shall be payable in installments of interest only on the 1st day of January, 1997, and on the 1st day of each successive month thereafter until this Note is repaid in full, and (b) a final payment of all outstanding principal and accrued but unpaid interest due hereunder on the first to occur of (i) the closing date with respect to Borrower=s next issuance and sale of a block of at least seventeen (17) shares of its common stock, $.01 par value, and (ii) the 27th day of November, 2006; provided, however, that as of each anniversary of the date of this Note, Lender shall adjust the amount of the monthly interest installments to an amount calculated to be the interest payment sufficient to amortize the then outstanding principal at the then Applicable Rate as if the outstanding principal were to be fully amortized in equal monthly installments at the Applicable Rate over the then remaining portion of an assumed original repayment term of ten (10) years. Lender shall provide written notice to Borrower of the amount of such adjusted interest payment promptly upon completing the calculation thereof.

          Overdue principal and, to the extent permitted by law, overdue interest shall bear interest at a rate per annum equal to the lower of two percent (2%) above the Applicable Rate in effect from time to time or the maximum rate of interest allowed by applicable law; provided, however, that in no event shall any amount due hereunder bear interest after maturity at a rate per annum less than the rate of interest applicable thereto at maturity.

          If any installment of this Note becomes due and payable on a Saturday, Sunday or business holiday in the State of Missouri, payment shall be made on the next successive business day with the same effect as though made on the due date.

          The Borrower reserves the right to prepay all or any portion of this Note at any time and from time to time without premium or penalty of any kind.

          All payments made hereunder shall be made in lawful currency of the United States of America at Farmland Industries, P.O. Box 7305, Kansas City, Missouri 64116, Attn: Paul Miller, or at such other place as the Lender may designate in writing. All payments made hereunder, whether a scheduled installment, prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest, next to premiums, penalties, or liquidated damage amounts, if any, due hereunder, next to installments of principal overdue or currently due, and then to installments of principal remaining outstanding hereunder in the inverse order of their maturity.

          For the purposes of this Note, the following terms shall have the following meanings:

          (a) "Borrower" shall mean, jointly and severally, Alliance Farms Cooperative Association, a Colorado corporation, its successors and assigns, and all other persons or entities succeeding to the interest of the named Borrower in the property encumbered by the Deed of Trust and any person or entity becoming liable on this Note, the Deed of Trust, or any of the other Loan Documents.

          (b) "Default" shall mean the failure of Borrower to pay or perform as required hereunder or as required under the Deed of Trust or the Loan Documents.

          (c) "Event of Default" shall mean a Default for which there is no opportunity to cure or for which all opportunities to cure have expired.

          (d) "Lender" shall mean Farmland Industries, Inc., a Kansas cooperative corporation, and its successors and assigns.

          (e) "Loan Documents" shall mean collectively this Note, the Mortgage and any and all other instruments, agreements and documents now or hereafter evidencing, securing or otherwise relating to the debt evidenced by this Note.

          (f) "Mortgage" shall mean those certain Illinois Mortgages executed by Borrower, securing this Note and granting Lender a security interest in and to Buyer's right, title and interest in certain property described therein.

          Each person liable hereon agrees, to the extent permitted by law, to pay all reasonable costs of collection, including attorneys' fees, paid or incurred by the Lender in enforcing this Note or the rights and remedies herein provided.

          This Note is secured by the Mortgage. It is expressly agreed that all of the covenants, conditions and agreements contained in those Mortgage and the Loan Documents are hereby made part of this Note. This Note will be considered in default (1) upon failure to pay any installment of principal or interest as required herein on the due date thereof, or (2) upon any default under the Mortgage or the Loan Documents, or (3) upon the occurrence of any event by which under the terms of the Mortgage or the Loan Documents this Note may or shall become due and payable. Upon the occurrence of an Event of Default, and after expiration of the applicable cure period, Lender may, at its option, declare all unpaid indebtedness, evidenced by this Note, and any modifications thereof, plus any other sums owed by Borrower to Lender at the time of such declaration, to be accelerated and immediately due and payable without notice regardless of the date of maturity.

          Failure at any time to exercise the foregoing or any other options shall not constitute a waiver of the right to exercise the same or any other option at any other time in respect of the same event or any other event.

          The Borrower, for itself and/or any other entity or persons now or hereafter liable hereon, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

          By executing this Note on behalf of the Borrower, any individual and/or entity which has signed this Note in a representative capacity on behalf of Borrower does hereby represent to the Lender that such individual and/or entity is duly authorized and empowered to execute and deliver this Note on behalf of the Borrower and that this Note constitutes the legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          This Note shall be governed by and construed and enforced in accordance with the laws of the State of Missouri (without reference to conflict of laws principles of such state), except to the extent preempted by United States federal law.

          IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered at the place specified above and as of the date first written above.

                        ALLIANCE FARMS COOPERATIVE ASSOCIATION, a Colorado corporation


                       By
                       Printed Name:
                       Title:

                                   BORROWER